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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 1, 1996
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                        (Date of earliest event reported)


                              NCS HEALTHCARE, INC.
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             (Exact name of Registrant as specified in its charter)


          Delaware                    0-027602                 34-1816187
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  State or other jurisdiction        (Commission             (I.R.S. employer
  of incorporation)file number)    identification no.)



        3201 Enterprise Parkway, Suite 220, Beachwood, Ohio        44122
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           (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code  (216) 514-3350
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Item 5.  Other Events.
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     Effective as of November 1, 1996, NCS HealthCare of Washington, Inc., an
Ohio corporation ("NCS/Washington") and wholly owned subsidiary of NCS HealthCare, Inc. (the "Company") acquired substantially all of the assets of the following related businesses: (i) Clinical Health Systems Northwest, Inc., a Washington corporation ("Clinical-Northwest"), pursuant to an Asset Purchase Agreement dated as of November 1, 1996 by and among the Company, NCS/Washington, Clinical Northwest, William A. Anderson, Steven J. Oliva and Jeffrey B. Wall;
(ii) Clinical Health Systems-Washington, Inc., a Washington corporation ("Clinical-Washington"), pursuant to an Asset Purchase Agreement dated as of November 1, 1996 by and among the Company, NCS/Washington, Clinical-Washington and William A. Anderson, Steven J. Oliva and Jeffrey B. Wall; and (iii) Health Service Pharmacy, Inc., a Washington corporation ("Health Service"), pursuant to an Asset Purchase Agreement dated as of November 1, 1996 by and among the Company, NCS/Washington, Health Service, William A. Anderson, Steven J. Oliva and Jeffrey B. Wall. Clinical-Northwest, Clinical-Washington and Health Service are collectively referred to as Clinical Health Systems. Clinical Health
Systems provides institutional pharmacy and related services to approximately 9,400 residents of long-term care facilities in Washington.

     As consideration for the acquisition of Clinical Health Systems, the Company paid an aggregate of $15 million consisting of: (i) $3.0 million in cash paid at the closing; (ii) an aggregate of 62,285 shares of Class A Common Stock at the closing; (iii) an agreement to pay $9.5 million in cash, plus interest, on January 3, 1997; and (iv) an agreement to pay $0.5 million in cash, plus interest, on April 11, 1997, upon the satisfaction of certain conditions. The value of the Class A Common Stock issued in connection with this transaction was determined based on the average per-share closing price of the Class A Common Stock for the ten full trading days ending on October 28, 1996, which was $32.11 per share. The Company utilized, and intends to utilize, its available cash to make the cash payments in connection with this transaction.

     Other than certain non-compete agreements and the employment agreement entered into with the principals of Clinical Health Systems, there are no material relationships between Clinical Health Systems and the Company or any of its affiliates, directors or officers.

     The Company intends to file financial statements of Clinical Health Systems and pro forma financial information when available.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     NCS HEALTHCARE, INC.



                                            By:       /s/Jeffrey R. Steinhilber
                                                     --------------------------
                                                     Jeffrey R. Steinhilber,
                                                     Senior Vice President and
                                                     Chief Financial Officer




Date:  November 18, 1996



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